EXHIBIT 1.1





                               SELLING AGREEMENT







                            World Monitor Trust III
                         (A Delaware Statutory Trust)


                                 $500,000,000
                         Units of Beneficial Interest











                     Preferred Investment Solutions Corp.
                                Managing Owner



                               March _____, 2005

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
                                                   World Monitor Trust III
                                                      Selling Agreement

                                                      TABLE OF CONTENTS
                                                                                                                        Page
                                                                                                                        ----
Section 1.      Representations and Warranties of the Managing Owner.......................................................2
Section 2.      Representations and Warranties of the Trading Advisors.....................................................5
Section 3.      [RESERVED].................................................................................................7
Section 4.      Offering and Sale of Units.................................................................................7
Section 5.      Compliance with NASD Conduct Rule 2810 and General Laws...................................................10
Section 6.      Blue Sky Survey...........................................................................................11
Section 7.      Covenants of the Managing Owner...........................................................................11
Section 8.      Covenants of the Trading Advisors.........................................................................12
Section 9.      Payment of Expenses and Fees..............................................................................13
Section 10.     Conditions of Closing.....................................................................................13
Section 11.     Indemnification, Contribution and Exculpation.............................................................16
Section 12.     Consent...................................................................................................18
Section 13.     Status of Parties.........................................................................................19
Section 14.     Representations, Warranties and Agreements to Survive Delivery............................................19
Section 15.     Termination...............................................................................................19
Section 16.     Survival..................................................................................................19
Section 17.     Notices and Authority to Act..............................................................................19
Section 18.     Parties...................................................................................................19
Section 19.     GOVERNING LAW.............................................................................................19
Section 20.     Consent to Jurisdiction...................................................................................20
Section 21.     Counterparts..............................................................................................20
Section 22.     Series Disclaimer and Acknowledgment......................................................................20


Exhibit A -- Correspondent Selling Agent Agreement

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                            World Monitor Trust III
                         (A Delaware Statutory Trust)


                                 $500,000,000
                         Units of Beneficial Interest
                            Initially $100 per Unit

                               SELLING AGREEMENT
                               -----------------

                                                             March ____, 2005


Kenmar Securities, Inc.
51 Weaver Street
Building Two South, 2nd Floor
Greenwich, Connecticut  06831

Dear:

          Preferred Investment Solutions Corp., a Connecticut corporation (the "Managing Owner"), has caused the formation, on September 28, 2004, of a statutory trust pursuant to the Delaware Statutory Trust Act (the "Delaware Act") under the name, World Monitor Trust III (the "Trust"), for the purposes of engaging in the speculative trading of commodity futures and forward contracts, commodity options and other commodity interests. Wilmington Trust Company, a Delaware banking company (the "Trustee"), is the trustee of the Trust and has delegated substantially all responsibility for the management of the Trust's business and affairs to the Managing Owner. Units of beneficial interest in the Trust (the "Units") will be issuable in multiple series (the "Series"), each separately managed indirectly by one or more different trading advisors (each a "Trading Advisor" and, collectively, the "Trading Advisors"), each of which is registered with the Commodity Futures Trading Commission (the "CFTC") as a commodity trading advisor under the Commodity Exchange Act, as amended (the "CE Act"), and is a member of the National Futures Association (the "NFA") in such capacity. Each Series of Units will be separately valued and its assets will be segregated from the assets of the other Series. Holders of Units ("Limited Owners") will have the right to exchange, through redemption and purchase, Units of one Series for Units of any other Series. The Trust proposes to offer to the public and to sell to Subscribers (as hereinafter defined) acceptable to the Managing Owner, the Units upon the terms and subject to the conditions set forth in this Selling Agent Agreement (the "Agreement") and the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined) included therein referred to below. A maximum of $15,000,000 for each of Series G and Series H, $7,500,000 for Series I and $50,000,000 for Series J will be offered and sold during the Initial Offering Period for such Series, and thereafter additional Units will be offered and sold during the Continuing Offering Period for each Series, as such terms are hereinafter defined. The Units of each Series will be offered at $100 per Unit during the Initial Offering Period and thereafter at the Net Asset Value per Unit of the applicable Series ("Series Net Asset Value"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Prospectus. Kenmar Securities Inc., a Connecticut corporation (the "Selling Agent") shall be a Selling Agent for the Trust. In addition, the Selling Agent may, with the consent of the Managing Owner, distribute Units through the use of "introducing broker" correspondents ("Correspondents"), provided such Correspondents are duly registered as broker-dealers or exempt from the requirement of being so registered, pursuant to the terms of the Correspondent Selling Agent Agreement attached hereto as Exhibit A.

          Each Series of the Trust desires to raise capital as herein provided by the sale of Units, the purchasers of which will become beneficiaries ("Unitholders") of such Series of the Trust, and the Selling Agent hereby agrees to use its best efforts to market the Units pursuant to the terms hereof. Accordingly, the Selling

Agent, the Managing Owner, the Trading Advisors and the Trust, intending to be legally bound, hereby agree as follows.

          All agreements, representations and undertakings expressed herein to be made by the "Trading Advisors" shall be construed to be made by each Trading Advisor severally and individually (and not jointly), and only in respect of its conduct and undertakings with respect to this Agreement, not that of the other Trading Advisors.

          Section 1. Representations and Warranties of the Managing Owner. The Managing Owner represents and warrants to the Selling Agent and the Trading Advisors as follows:

          (a) A registration statement on Form S-1 for the Trust and as a part thereof a combined prospectus for all Series with respect to all of the Units being offered (which registration statement, together with all amendments thereto, at the times and in the forms declared effective by the Securities and Exchange Commission (the "SEC") shall be referred to herein as the "Registration Statement", and which prospectus in final form, together with all amendments and supplements thereto, shall be referred to herein as the "Prospectus"), prepared in full conformity with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the CE Act, and the rules, regulations and instructions promulgated under the 1933 Act and the CE Act, respectively, have been filed with the SEC, the National Association of Securities Dealers, Inc. (the "NASD") and the NFA pursuant to the 1933 Act, the CE Act and the rules and regulations promulgated, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, in the form heretofore delivered to the Selling Agent;

          (b) To the best of the Managing Owner's knowledge, no order preventing or suspending the effectiveness of the Registration Statement or use of the Prospectus or any previous prospectus with respect to the Units has been issued by the SEC, the CFTC, the NASD, the NFA or any other federal, state or other governmental agency or body. The Registration Statement contains all statements which are required to be made therein, conforms in all material respects to the requirements of the 1933 Act and the CE Act and the rules and regulations of the SEC and the CFTC, respectively, thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; and, when the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including the Initial Closing Time for each Series, and thereafter up to and including each subsequent closing date during the Continuous Offering Period, as such terms are hereinafter defined, the Registration Statement and the Prospectus will contain all material statements and information required to be included therein by the 1933 Act and the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, and will conform in all material respects to the requirements of the 1933 Act, the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Managing Owner by the Selling Agent, the Trustee, any commodity broker who has contracted to provide commodity brokerage services to the Trust (each, a "Commodity Broker") or their respective agents or by or on behalf of any Trading Advisor or any other commodity trading advisor (an "Other Advisor") engaged by the Managing Owner on behalf of the Trust for use therein, all without prejudice to any defense that the Selling Agent may have based upon its "due diligence" investigation under the 1933 Act;

          (c) The certificate of trust (the "Certificate of Trust") pursuant to which the Trust has been formed and the Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement") provide for the subscription for and sale of the Units of the Trust; all action required to be taken by the Managing Owner and the Trust as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to the Initial Closing Time for each Series will have been, taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements and Powers of

     Attorney, the Units of each Series will constitute valid units of beneficial interest in such Series of the Trust as to which the subscribers thereto will have the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware and will be Unitholders of such Series of the Trust entitled to all the applicable benefits under the Trust Agreement and the Delaware Act.

          (d) The Trust is a statutory trust duly organized pursuant to the Delaware Act and is validly existing and in good standing under the laws of the State of Delaware with full power and authority to engage in the business to be conducted by it, as described in the Prospectus. The Trust is in good standing and qualified to do business in each jurisdiction in which such qualification is necessary in order to protect the limited liability of Unitholders and in which the nature or conduct of its business as described in the Registration Statement requires such qualification and the failure to be so qualified would materially adversely affect its ability to perform its obligations under this Agreement and the Advisory Agreement (as defined below).

          (e) The Managing Owner is, and will continue to be so long as it is the managing owner of the Trust, a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business as described in the Registration Statement and Prospectus requires such qualification and the failure to be so qualified would materially adversely affect the Trust's or the Managing Owner's ability to perform its obligations hereunder.

          (f) The Trust and the Managing Owner each have full trust and corporate power and authority, as the case may be, under applicable law to perform its respective obligations under the Trust Agreement, the escrow agreement described in the Prospectus relating to the offering of the Units (the "Escrow Agreement"), the Advisory Agreements by and among each Trading Advisor, the trading vehicles described in the Prospectus and the Managing Owner (the "Advisory Agreements") (references in this Agreement to the Advisory Agreements intend, in respect of each Trading Advisor, to refer only to the Advisory Agreement to which such Trading Advisor is a party) and this Agreement, and to conduct its business as described in the Registration Statement and Prospectus.

          (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust, whether or not arising in the ordinary course of business.

          (h) Each of the Trust Agreement, the Escrow Agreement, the Advisory Agreements and this Agreement has been duly and validly authorized, executed and delivered by the Managing Owner on behalf of the Trust or a Series (including in its capacity as a member of a trading vehicle described in the Prospectus) and by the Managing Owner, and each constitutes a valid, binding and enforceable agreement of the Trust or such Series and the Managing Owner in accordance with its terms.

          (i) The execution and delivery of the Trust Agreement, the Escrow Agreement, the Advisory Agreements and this Agreement, the incurrence of the obligations set forth therein and herein and the consummation of the transactions contemplated herein, herein and in the Prospectus: (i) will not constitute a breach of, or default under, any instrument or agreement by which the Managing Owner, the Trust or any Series, as the case may be, or any of their property or assets is bound, or any statute, order, rule or regulation applicable to the Managing Owner, the Trust or any Series, as the case may be, of any court or any governmental body or administrative agency having jurisdiction over the Managing Owner, the Trust or any Series, as the case may be; (ii) will not result in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Managing Owner, the Trust or any Series; (iii) will not give any party a right to terminate its obligations or result in the acceleration of any obligations under any material instrument or agreement by which the Managing Owner, the Trust or any Series, as the case may be, or any of their respective property or assets is bound; and
     (iv) will not result in any material liability (other than such as may be contemplated hereby and under the Agreements enumerated in this subparagraph) on the part of either the Managing Owner, the Trust or any Series.

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          (j) Except as otherwise disclosed in the Registration Statement or the Prospectus, there is not pending nor, to the best of the Managing Owner's knowledge, threatened any action, suit or proceeding before or by any court or other governmental body to which the Managing Owner or the Trust is a party, or to which any of the assets of the Managing Owner or the Trust is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust or which is required to be disclosed in the Registration Statement or Prospectus pursuant to the CE Act, the 1933 Act, the CFTC Regulations or the SEC Regulations. The Managing Owner has not received any notice of an investigation or warning letter from the NFA or CFTC regarding non-compliance by the Managing Owner with the CE Act or the regulations thereunder.

          (k) All authorizations, consents or orders of any court, or of any federal, state or other governmental or regulatory agency or body required for the authorization, issuance, offer and sale of the Units have been obtained. No stop order relating to the Registration Statement has been issued by any federal or state securities commission, and no proceedings therefor are pending or, to the best knowledge of the Managing Owner, threatened.

          (l) The Managing Owner and each of its principals and employees have, and will continue to have so long as it is the managing owner of the Trust, all federal and state governmental, regulatory, self-regulatory and commodity exchange approvals and licenses, and the Managing Owner (either on behalf of itself or its principals and employees) has effected all filings and registrations with federal and state governmental, regulatory or self-regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its or their obligations as described under the Trust Agreement (including, without limitation, registration (i) as a commodity pool operator and commodity trading advisor under the CE Act, (ii) membership in the NFA as a "commodity pool operator" and "commodity trading advisor," and (iii) as a "transfer agent" with the Securities and Exchange Commission, and this Agreement and the performance of such obligations will not contravene or result in a breach of any provision of the Managing Owner's certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon it or any of its employees or principals. The principals of the Managing Owner identified in the Registration Statement are all of the principals of the Managing Owner, as "principals" is defined by the CFTC regulations. Such principals are duly registered as such on the Managing Owner's commodity pool operator Form 7-R registration, except that the registration of Lawrence S. Block, Esq. as a principal of the Managing Owner is pending.

          (m) The Trust does not require any federal or state governmental, regulatory, self-regulatory or commodity exchange approvals or licenses, and the Trust need not effect any filings or registrations with any federal or state governmental agencies in order to conduct its business and to act as contemplated by the Registration Statement and Prospectus and to issue and sell the Units (other than filings under the 1933 Act, the CE Act and state securities laws relating solely to the offering of the Units).

          (n) The Managing Owner has the financial resources necessary to meet its obligations to the Selling Agent hereunder.

          (o) All of the information regarding the actual performance of the accounts of the Managing Owner and the Managing Owner's principals set forth in the Prospectus is complete and accurate in all material respects and, except as disclosed in the Prospectus, is in accordance and compliance with the disclosure requirements under the CE Act and the CFTC Regulations as well as of the NFA.

          (p) The Managing Owner acknowledges that the Selling Agent's customer and Correspondent lists constitute proprietary data belonging to the Selling Agent, and the Managing Owner agrees that it will not disseminate any confidential information regarding any of the foregoing, except as required by law. The Managing Owner agrees that (i) it will not, directly or indirectly, solicit a client introduced to the Managing Owner or the Trust by the Selling Agent or any of its Correspondents which client does not have a verifiable preexisting relationship with the Managing Owner (a "Protected Client") to establish a managed account with the Managing Owner or to invest in another fund managed by the Managing Owner unless such solicitation is conducted through the Selling Agent or as otherwise agreed to by the Selling Agent and (ii) if any Protected Client approaches the Managing Owner, the Managing Owner will not accept the account or investment without the Selling Agent's approval. In the event of a breach of the agreements of the Managing Owner in this Section 1(p), the Managing Owner agrees to compensate the Selling Agent with respect to that Protected Client in an amount equal to the amount of ongoing compensation to be paid by the Trust to the Selling Agent with respect to such a Protected Client. Such payments are deemed to be a reasonable estimate of the damage to the Selling Agent and shall be the Selling Agent's exclusive remedy for such breach.

          (q) The accountants who certified the Statement of Financial Position of the Managing Owner and the Statement of Financial Condition of the Trust included in the Registration Statement are, with respect to the Managing Owner and the Trust, independent public accountants as required by the 1933 Act and the SEC Regulations. These statements fairly present the financial position and financial condition of the Managing Owner and the Trust, as the case may be, as of the date of such Statements. The audited Statement of Financial Position of the Managing Owner and Statement of Financial Condition of the Trust are presented in accordance, and the unaudited Statements of Financial Position of the Managing Owner substantially in accordance, with Generally Accepted Accounting Principles (as currently in effect in the United States).

          (r) The Trust will not be required to register as an investment company under the Investment Company Act of 1940 in order to conduct its operations as described in the Prospectus.

          Section 2. Representations and Warranties of the Trading Advisors. Each Trading Advisor, individually (and not jointly), represents and warrants to the Trust, the Selling Agent and the Managing Owner as follows:

          (a) The Trading Advisor is a corporation, limited partnership or other entity duly organized and validly existing and in good standing under the laws of its state of organization and in good standing as a foreign corporation in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Trading Advisor's ability to perform its obligations under this Agreement and its Advisory Agreement. The Trading Advisor has full corporate power and authority to perform its obligations under this Agreement and its Advisory Agreement as described in the Registration Statement and Prospectus.

          (b) All references to the Trading Advisor and its principals, and its trading systems, methods and performance in the Registration Statement and the Prospectus are accurate and complete in all material respects. As to the Trading Advisor, each of the principals of the Trading Advisor, the Trading Advisor trading program(s) selected for the Trust, and the Trading Advisor's trading systems, strategies and performance, (i) the Registration Statement as of its effective date and the Prospectus included therein contain all statements and information required to be included therein under the CE Act and the rules and regulations thereunder, (ii) the Registration Statement (with respect to the information relating to the Trading Advisor furnished by the Trading Advisor to the Managing Owner for use therein) as of its effective date did not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus (as approved in pertinent part by the Trading Advisor) at its date of issue and as of the Initial Closing Time, as supplemented, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made. Except as otherwise disclosed in the Prospectus or identified in writing to the Managing Owner on or prior to the date hereto, the actual performance of each discretionary account directed by the Trading Advisor or any principal or affiliate of the Trading Advisor for the periods covered by the Performance Summaries or Tables set forth in the Prospectus is disclosed in accordance with the requirements of the CE Act and the rules and regulations thereunder (or as otherwise permitted by the Staff of the Division of Trading and Markets). The information and Performance Summaries or Tables relating to the actual performance of the Trading Advisor are complete and accurate in all material respects and comply in all material respects with the disclosure requirements of the rules and regulations of the CFTC under the CE Act, including those relating to the inclusion of "notional" equity. The performance records in the Prospectus (as applicable to the Trading Advisor) have been calculated in the manner set forth in the notes thereto.

          (c) The Advisory Agreement and this Agreement have each been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and each constitutes a valid, binding and enforceable agreement of the Trading Advisor in accordance with its terms.

          (d) The Trading Advisor has all federal and state governmental, regulatory and commodity exchange licenses and approvals and has effected all filings and registrations with federal and state governmental and regulatory agencies required to act as described in the Registration Statement and Prospectus or required to perform its obligations under this Agreement and the Advisory Agreement (including, without limitation, registration of the Trading Advisor as a commodity trading advisor under the CE Act and membership of the Trading Advisor as a commodity trading advisor in the NFA), and the performance of such obligations will not violate or result in a breach of any provision of the Trading Advisor's Certificate of Incorporation By-laws or other organizational documents or instruments or any agreement, instrument, order, law or regulation binding on the Trading Advisor. The principals of the Trading Advisor are duly listed as such on the Trading Advisor's commodity trading advisor Form 7-R registration.

          (e) Management by the Trading Advisor of an account for the Trust in accordance with the terms hereof and of the Advisory Agreement, and as described in the Prospectus, will not require any registration under, or violate any of the provisions of the Investment Advisers Act of 1940.

          (f) The Trading Advisor's implementation of the trading program(s) selected by the Managing Owner for the Trust will not infringe any other person's copyright, trademark or other property rights.

          (g) Neither the Trading Advisor nor any principal of the Trading Advisor will distribute any preliminary prospectus, Prospectus, amended or supplemented Prospectus or selling literature nor engage in any selling activities whatsoever in connection with the offering of the Units, except as may be requested by the Managing Owner pursuant to
     Section 8(c) of this Agreement.

          (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor, whether or not arising in the ordinary course of business.

          (i) The execution and delivery of this Agreement and the Advisory Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which the Trading Advisor is bound or any order, rule or regulation applicable to the Trading Advisor of any court or any governmental body or administrative agency having jurisdiction over the Trading Advisor.

          (j) There is not pending, or to the best of the Trading Advisor's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor is a party, or to which any of the assets of the Trading Advisor is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor. The Trading Advisor has not received any notice of an investigation or warning letter from the NFA or the CFTC regarding non-compliance by the Trading Advisor with the CE Act or the regulations thereunder.

          (k) Except as otherwise provided in its Advisory Agreement, the Trading Advisor has not received, and is not entitled to receive, directly or indirectly, any commission, finder's fee, similar fee or rebate from any person in connection with the organization or operation of the Trust.

          Section 3. [RESERVED]

          Section 4. Offering and Sale of Units.

          (a) Subject to the terms and conditions and on the basis of the representations, warranties and covenants set forth herein, the Selling Agent is hereby appointed as a Selling Agent for the Trust (it is contemplated that certain additional selling agents and certain Correspondents may also market Units) during the term herein specified for the purpose of finding acceptable subscribers for the Units through a public offering of such Units. The Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts to find acceptable subscribers for the Units.

          It is understood that the Selling Agent's agreement to use its best efforts to find acceptable subscribers for the Units shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers, including affiliates, which may be offered or sold during the term hereof. The agency of the Selling Agent hereunder shall continue until the expiration or termination of this Agreement as provided herein, including such additional period as may be required to effect a final closing of the sale of the Units subscribed for through the date of such termination.

          Each subscriber shall be required to submit a minimum aggregate subscription of at least $5,000 ($2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts and existing Unitholders making additional investments), subject to the higher minimum requirements imposed by certain state regulators as set forth in Exhibit B to the Prospectus. Incremental investments are permitted in $100 multiples, with Units being sold in fractions calculated to three decimal places; provided, however, that each subscriber will be required to submit a minimum subscription of at least $500 for each Series to which such subscriber subscribes.

          During the Initial Offering Period, all Selling Agent branch offices will be required to forward subscriptions to the Managing Owner no later than noon of the first Business Day following receipt of an acceptable subscription agreement from a subscriber for Units (each, a "Subscriber") and during the Continuous Offering Period all Selling Agent branch offices will be required to forward subscriptions to the Managing Owner no later than 10:00 a.m., New York City time, on the fifth Business Day prior to the last day of each month. The Managing Owner shall have sole responsibility for determining whether Subscribers are qualified to become Limited Owners in the Trust and for accepting subscriptions and determining their validity. The Selling Agent agrees to use its best efforts to cause Subscribers to prepare their subscriptions in proper form. The Selling Agent shall deposit the subscription proceeds from the sale of Units in each Series (the "Proceeds") during the Initial Offering Period in the escrow account and sub-account corresponding to such Series at JPMorgan Chase Bank, New York, NY (the "Escrow Agent"), for the separate benefit of the Subscribers of such Series not later than the second Business Day following the receipt by the Managing Owner of completed subscription agreements accompanied by such Proceeds. Proceeds will be transferred to the escrow account and sub-account at the Escrow Agent by check from the Subscriber or via wire transfer from the Subscriber's account. The Managing Owner will determine whether to accept or reject all subscriptions within two (2) Business Days following receipt of subscription documents from the Selling Agent. Upon notification by the Managing Owner to the Escrow Agent that a subscription for Units of a Subscriber has been rejected, for whatever reason, or in the event that the Subscriber rescinds its subscription in conformity with the requirements of the North American Securities Administrators Association Inc. Guidelines for Registration of Commodity Pool Programs, the Escrow Agent shall by check or wire transfer return any Proceeds held in escrow, excluding any interest thereon, to the payor of such Proceeds. The Escrow Agent shall make interest payments to the Trust to be retained by the Trust for the benefit of all investors in the applicable Series of Units by delivering a check in the amount equal to the interest allocable by Series to each Subscriber. If subscriptions for the minimum number of Units in a Series set forth in the Prospectus (after taking into account the Managing Owner's contribution) have not been made by the conclusion of the Initial Offering Period for a Series, then all Proceeds deposited in the escrow account designated for that Series, excluding any interest thereon, shall be returned (in the same way described above in the case of a rejected or rescinded subscription) to the payor of such Proceeds on a pro rata basis (and taking into account the amount and time of deposit), no later than ten (10) Business Days after the termination of the Initial Offering Period for the affected Series, or as soon thereafter as practicable if payment cannot be made in such time period.

          During the Continuous Offering Period, the Managing Owner also will determine whether to accept or reject all subscriptions received and will do so (1) within two (2) Business Days following receipt from the Selling Agent of a "Request for Exchange" (in the form attached to the Prospectus as Exhibit C) or the "Subscription Agreement" (in the form attached to the Prospectus as Exhibit B) with respect to a Limited Owner in an existing Series and (2) within two (2) Business Days following receipt of subscription documents from the Selling Agent for a new Subscriber. For subscriptions which are accepted, Proceeds will be transferred to the Escrow Agent by check from the Subscriber or via wire transfer from the Subscriber's account. For an existing Limited Owner, such transfer will occur on the first Business Day which first follows the date on which the Managing Owner accepts the subscription. For a new Subscriber, such transfer will occur on the second Business Day after the subscription documents are delivered by the Subscriber to the Selling Agent (or an Additional Seller).

          At the Initial Closing Time for a Series, and thereafter on each subsequent closing date with respect to that Series, the acceptance, delivery, and receipt of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including, but not limited to, (1) the payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement/Power of Attorney by each Subscriber; (2) the fact that a new Subscriber's subscription will not be final and binding until two (2) Business Days following the Subscriber's delivery of his subscription documents to the Selling Agent (or an Additional Seller), and (3) compliance with Section 7 hereof. Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units (inclusive of any interest earned on such subscriptions while held in escrow which will be retained by the Trust for the benefit of all investors in the applicable Series of Units) will be paid and delivered to the Trust in accordance with the Escrow Agreement.

          The Selling Agent agrees that it will not take any of the following action against the Trust: (1) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, (2) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause; or (3) file an involuntary petition for bankruptcy (collectively "Bankruptcy or Insolvency Action").

          In addition, the Selling Agent agrees that for any obligations due and owing to it by any Series, the Selling Agent will look solely and exclusively to the assets of such Series or the Managing Owner, if it has liability in its capacity as Managing Owner, to satisfy its claims and will not seek to attach or otherwise assert a claim against the other assets of the Trust, whether or not there is a Bankruptcy or Insolvency Action taken. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

          This Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified above and no resort shall be had to the assets of other Series issued by the Trust or the Limited Owners' personal property for the satisfaction of any obligation or claim hereunder.

          (b) (i) Units in Class I of each Series. As compensation, the Selling Agent shall receive from each Series a service fee in respect of the Class I Units of each Series, monthly in arrears, equal to 1/12th of 2.0% (2.0% per annum) of the Net Asset Value per Unit of the outstanding Class I Units of such Series on an on-going basis for on-going services provided to the Series and their Limited Owners. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the relevant Series of the Trust and of their Units in such Series, advising Limited Owners whether to make additional capital contributions to any Series or to redeem their Units and providing information to Limited Owners with respect to futures markets conditions.

               (ii) Units in Class II of each Series. The Selling Agent will not receive any service fees for any Class II Unit sold by it.

               (iii) All Units. As compensation, the Selling Agent shall receive from each Series a sales commission in respect of the Class I Units and the Class II Units of such Series, monthly in arrears, equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value per Unit of the outstanding Class I Units and Class II Units of such Series as of the beginning of each month.

          (c) The Selling Agent will provide the Managing Owner with a list of prospective Correspondents. Unless the prospective Corespondent has a verifiable preexisting relationship with the Managing Owner as notified to the Selling Agent in writing, such Correspondent shall only be permitted to offer Units as a Correspondent of the Selling Agent pursuant to a Correspondent Selling Agreement in a form agreed to by the Selling Agent. The Selling Agent, with the consent of the Managing Owner, may select Correspondents, in each case which represent in the Correspondent Selling Agreement that they are either (i) dealers who are members in good standing of the NASD or (ii) foreign banks, dealers or institutions ineligible for membership in a registered security association (within the meaning of Section 25 of Article III of the NASD's Rules of Fair Practice) which agree that they will make no sales of Units within the United States, its territories or possessions or areas subject to its jurisdiction.

          (d) In respect of Correspondents selected by the Selling Agent with the consent of the Managing Owner, the Managing Owner shall pay the Selling Agent selling commissions and ongoing compensation as set forth above, a portion of which (as agreed between the Selling Agent and each such Correspondent) the Selling Agent shall pass on to each such Correspondent.

          (e) Ongoing compensation will be paid at the end of each calendar quarter on the basis of the Units outstanding during each month during such quarter. Net Assets, for purposes of determining ongoing compensation shall be calculated after reduction of all expenses of the Trust, including accrued and unpaid expenses.

          The Selling Agent otherwise entitled to ongoing compensation will not be entitled to receipt thereof (but may continue to receive installment selling commissions) for any month during any portion of which the Registered Representative who is receiving such ongoing compensation is at any time not properly registered with the CFTC or does not provide the ongoing services described above.

          (f) If, with respect to any Series, acceptable subscriptions for at least the minimum number of Units specified on the cover of the Prospectus (the "Series Minimum Units") shall not have been received by July 1, 2005 (unless extended until October 1, 2005 by the Managing Owner), all funds received from subscribers for Units of each Series shall be promptly returned in full, together with all interest payable thereon (irrespective of amount) and without deduction for any escrow or other fee or expense; and thereupon the Selling Agent's duties under this Agreement in respect of such Series shall terminate without further obligation hereunder on the part of the Selling Agent, the Managing Owner or the Trust, except as set forth in Section 9 hereof.

          (g) If, with respect to any Series, at least the Series Minimum Units shall have been so subscribed for, then on July 1, 2005, or (i) at such earlier time after subscriptions for the Series Minimum Units shall have been received as determined by the Managing Owner or (ii) at such later date on or prior to October 1, 2005, to which the Managing Owner may extend the initial offering, the Managing Owner shall notify the Selling Agent of the initial closing of the Trust in respect of such Series (each a "Series Initial Closing"), as well as of the aggregate number of Units of such Series for which the Managing Owner has received acceptable subscriptions. Payment of the purchase price for such Units shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon among the Selling Agent and the Managing Owner, at 10:00 A.M., New York time, on such day and time (not later than five (5) business days after the end of the Initial Offering Period) as shall be agreed upon among the Selling Agent and the Managing Owner (with respect to such Series, the "Initial Closing Time"). Subsequent to the Initial Closing Time, Units of such Series may continue to be sold as of the first day of each calendar month (each such sale, an "Additional Closing" and each such date a "Closing Time"), in the discretion of the Trust. Notwithstanding anything to the contrary herein, in no event shall the Managing Owner or the Trust be obliged to accept any subscriptions for Units of any Series unless, as of such Series' Initial Closing Time, the Units of such Series are "publicly-offered securities" within the meaning of the rules and regulations promulgated under and pursuant to the Employee Retirement Income Security Act of 1974, as amended.

          (h) No selling commissions or ongoing compensation shall be paid on Units sold to the Managing Owner or any of its principals or affiliates.

          (i) The Trust shall not in any respect be responsible for any selling commissions or ongoing compensation described herein. All such commissions and ongoing compensation are to be solely the responsibility of the Managing Owner.

          Section 5. Compliance with NASD Conduct Rule 2810 and General Laws.

          (a) It is understood that the Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer and sale of the Units, the Selling Agent represents that it will comply fully with all applicable laws, and the rules and interpretations of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory body. In particular, and not by way of limitation, the Selling Agent represents and warrants that it is familiar with NASD Conduct Rule 2810 and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units. The Selling Agent will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

          (b) The Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that (to the extent relevant for the purposes of Conduct Rule 2810 and giving due consideration to the fact that the Trust is in no respects a "tax shelter") the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Trust, including the tax benefits (if any) described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Trust; and the Units are otherwise a suitable investment for the subscriber. The Selling Agent agrees to maintain such records as are required by the applicable rules of the NASD and the state securities commissions for purposes of determining investor suitability. In connection with making the foregoing representations and warranties, the Selling Agent further represents and warrants that it has, among other things, examined the following sections in the Prospectus and obtained such additional information from the Managing Owner regarding the information set forth thereunder as the Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Trust and provides an adequate basis to subscribers for evaluating an investment in the Units:


          "The Risk You Face"
          "The Series and Their Objectives"
          "The Trust, The Series, The Trustee and the Managing Owner;
              Certain Material Terms of the Trust Declaration"
          "Charges"
          "Redemptions and Distributions"
          "Conflicts of Interest"
          "Federal Income Tax Consequences"
          "The Futures and Forward Markets"

          "Performance of Commodity Pool Operated by the Managing Owner and its
              Affiliates"

          In connection with making the representations and warranties set forth in this paragraph, Selling Agent has not relied on inquiries made by or on behalf of any other parties.

          The Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

          (c) All payments are made by authorization to the Selling Agent to debit the subscriber's customer securities account maintained with the Selling Agent. Subscribers who do so must have their subscription payments in their accounts on the specified settlement date -- subscribers to be notified of such dates by the Selling Agent. Settlement of the payment for subscriptions will occur not later than three (3) business days following notification by the Managing Owner to the Selling Agent of the acceptance of a particular subscription and not later than the termination of the offering of the Units. On each settlement date, subscribers' customer securities accounts will be debited by the Selling Agent in the amount of their subscriptions. The amount of the subscription payments so debited will be transmitted by such Selling Agent directly to the Escrow Agent in the form of a Selling Agent check or wire transfer made payable to "JPMorgan Chase Bank, as Escrow Agent for World Monitor Trust III Escrow Account No. ____________."

          The Selling Agent and the Managing Owner may make such other arrangements regarding the transmission of subscriptions as they may deem convenient or appropriate; provided that any such arrangement must comply in all relevant respects with SEC Regulations 10b-9 and 15c2-4.

          (d) The Selling Agent represents, warrants and covenants that it:
     (1) maintains anti-money laundering policies and procedures that comply with the Bank Secrecy Act of 1970, as amended, and applicable federal anti-money laundering regulations, including policies and procedures to verify the identity of prospective Subscribers ("AML Laws, Regulations and Policies"); (2) complies with AML Laws, Regulations and Policies; (3) will promptly deliver to the Managing owner, to the extent permitted by applicable law, notice of any AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed suspicious activity report that relates to any prospective Subscriber for Units; and (4) will cooperate with the Managing owner and deliver information reasonably requested by the Managing Owner concerning Subscribers that purchased Units sold by the Selling Agent necessary for the Managing Owner or the Trust to comply with AML Laws, Regulations and Policies.

          Section 6. Blue Sky Survey. The Managing Owner shall cause Sidley Austin Brown & Wood llp, counsel to the Managing Owner, to prepare and deliver to the Selling Agent, after having submitted such Blue Sky Survey to counsel for the Selling Agent for such counsel's review and approval, a Blue Sky Survey which shall set forth the United States jurisdictions in which the Units may be offered and sold. The Managing Owner agrees to use its best efforts to qualify the Units under the securities or Blue Sky laws of the various state jurisdictions, and to maintain such qualification during the term of the offering, provided that the Managing Owner reserves the right to withdraw application for the Units' registration. It is understood and agreed that the Selling Agent (and its Correspondents) may rely, in connection with the offering and sale of Units in any United States jurisdiction, on advice given by Sidley Austin Brown & Wood LLP as to the legality of the offer or sale of the Units in such jurisdiction.

          Section 7. Covenants of the Managing Owner.

          (a) The Managing Owner will not file any amendment to the Registration Statement or supplement to the Prospectus without giving the Selling Agent a reasonable period of time to review such amendment or supplement prior to filing or to which the Selling Agent reasonably objects, unless advised by counsel that doing so is required by law. The Managing Owner will notify the Selling Agent immediately (i) when any amendment to the Registration Statement shall have become effective or any supplement to the Prospectus is filed, (ii) of the receipt of any further comments from the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body with respect to the Registration

     Statement, (iii) of any request by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body for any further amendment to the Registration Statement or any amendment or further supplement to the Prospectus or for additional information relating thereto, (iv) of any material criminal, civil or administrative or investigative proceedings against or involving the Managing Owner or the Trust, (v) of the issuance by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body of any order suspending the effectiveness of the Registration Statement under the Securities Act, the registration or NFA membership of the Managing Owner as a "commodity pool operator," or the registration of the Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or any Promotional Material or of the institution, or notice of the intended institution, of any action or proceeding for that purpose, or (vi) of any threatened action of the type referred to in clauses (iii) through (v) of which the Managing Owner is aware. In the event any order of the type referred to in clause (v) is issued, the Managing Owner agrees to use best efforts to obtain a lifting or rescinding of such order at the earliest feasible date. The Managing Owner agrees to provide marked copies of the Registration Statement and all Exhibits thereto to the Selling Agent.

          (b) The Managing Owner will deliver to the Selling Agent as many signed copies of the Registration Statement as originally filed and of each amendment thereto, together with exhibits, as the Selling Agent may reasonably request, and will also deliver to the Selling Agent such number of conformed copies of the Registration Statement as originally filed and as of each amendment thereto (without exhibits) as the Selling Agent shall reasonably request.

          (c) The Managing Owner will deliver to the Selling Agent as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) and of the Promotional Material as the Selling Agent (or their Correspondents) may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

          (d) During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the Managing Owner and the Trust will comply with all requirements imposed upon them by the 1933 Act, the SEC Regulations, the CE Act and the CFTC Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

          (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of the Managing Owner, to amend or supplement the Prospectus (i) to make the Prospectus not materially misleading in the light of the circumstances existing at the time it is delivered to a subscriber, or (ii) to conform with applicable CFTC or SEC Regulations, the Managing Owner shall forthwith prepare and furnish to the Selling Agent, at the expense of the Managing Owner, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so as to effect the necessary changes. No such amendment or supplement shall be filed or used without the approval of the Selling Agent. Without limiting the generality of the foregoing, the Managing Owner shall amend or supplement the Prospectus to reflect any change in fees (net of rebates, if any) to be paid to a Trading Advisor by the Trust or the Managing Owner.

          Section 8. Covenants of the Trading Advisors.

          (a) Each Trading Advisor (severally and not jointly) agrees to cooperate, to the extent reasonably requested by the Managing Owner, in the preparation of any amendments or supplements relating to itself to the Registration Statement and the Prospectus.

          (b) During the period when the Prospectus is required to be delivered under the 1933 Act, each Trading Advisor agrees to notify the Managing Owner upon discovery of any material untrue or misleading statement regarding it, its operations or any of its principals or of the occurrence of any event or change in circumstances which would result in there being any material untrue or misleading statement or a material omission in the Prospectus or Registration Statement regarding it, its operations or any of its principals or result in the Prospectus not including all information relating to the Trading Advisor and its principals required pursuant to CFTC regulations. During such period, each Trading Advisor shall promptly inform the Managing Owner if it is necessary to amend or supplement the Prospectus in order to make the Prospectus not materially misleading in light of the circumstances existing at the time the Prospectus is delivered to a subscriber.

          (c) Each Trading Advisor agrees to assist, and cause its principals or agents to assist, in "road show" presentations relating to the initial and ongoing offering of the Units at the reasonable request and expense of the Managing Owner, provided that no such assistance shall result in any action which any such principal or agent reasonably believes may require registration of such Trading Advisor or any such principal or agent as a broker-dealer or salesman or interfere materially with such Trading Advisor's normal daily business activities.

          Section 9. Payment of Expenses and Fees. The Managing Owner will pay all expenses incident to the performance of the obligations of the Managing Owner and the Trust hereunder, including: (i) the printing and delivery to the Selling Agent in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of any supplemental sales materials;
(ii) the reproduction of this Agreement and the printing and filing of the Registration Statement and the Prospectus (and, in certain cases, the exhibits thereto) with the SEC, CFTC and NFA; (iii) the filing fees payable to the SEC and the NASD; (iv) the qualification of the Units under the securities or "Blue Sky" laws in the various jurisdictions, including filing fees and the fees and disbursements of the Managing Owner's counsel incurred in connection therewith; and (v) the services of Sidley Austin Brown & Wood LLP and accountants for the Managing Owner and the Trust. The Managing Owner will be reimbursed by the Trust for the foregoing expenses advanced by it on behalf of the Trust, as described in the Prospectus.

          The Managing Owner and the Selling Agent are each aware of the limitations imposed by Appendix F of the NASD Rules of Fair Practice on the aggregate compensation which may be received by the Selling Agent in connection with the offering and sale of the Units. The Selling Agent will in no event accept any payments from the Managing Owner which, when added to the selling commissions (not including ongoing compensation) which the Selling Agent receives on each sale of a Unit, would exceed 10% of the gross proceeds of the Units sold to the public based upon reports provided by the Managing Owner.

          Section 10. Conditions of Closing. The sale of the Units and the release of subscription funds from the escrow account are subject to the accuracy of the representations and warranties of the parties hereto, to the performance by such parties of their respective obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall have become effective and at each Closing Time no order suspending the effectiveness thereof shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the SEC, and the CFTC shall have filed the Prospectus as a Disclosure Document without a finding of further deficiencies.

          (b) At the Initial Closing Time, either Sidley Austin Brown & Wood LLP, counsel to the Managing Owner, Richards, Layton & Finger, P.A., Delaware counsel to the Managing Owner, or _____________, Connecticut counsel to the Managing Owner, shall deliver its opinion, in form and substance satisfactory to the parties hereto, to the effect that:

               (i) The Certificate of Trust pursuant to which the Trust has been formed and the Trust Agreement of the Trust each provides for the subscription for and sale of the Units; all action required to be taken by the Managing Owner and the Trust as a condition to the subscription for and sale of the Units to qualified subscribers therefor has been taken; and, upon payment of the consideration therefor specified in the accepted Subscription Agreements and Powers of Attorney, the Units will constitute valid units of beneficial interest in the Trust and each subscriber who purchases Units will become a Unitholder with the same limitation on personal liability as a stockholder in a private corporation for profit under the laws of the State of Delaware, subject to the requirement that each such purchaser shall have duly completed, executed and delivered to the Managing Owner a Subscription Agreement and Power of Attorney relating to the

          Units purchased by such party, that such purchaser meets all applicable suitability standards and that the representations and warranties of such purchaser in the Subscription Agreement and Power of Attorney are true and correct.

               (ii) The Trust is a statutory trust duly and validly organized pursuant to the Certificate of Trust, the Trust Agreement and the Delaware Act, and is validly existing under the laws of the State of Delaware with full power and authority to conduct the business in which it proposes to engage as described in the Prospectus.

               (iii) The Managing Owner is duly organized, validly existing and in good standing as a corporation under the laws of the State of Connecticut and is in good standing and qualified to do business in each other jurisdiction in which the failure to so qualify might reasonably be expected to result in material adverse consequences to the Trust. The Managing Owner has full corporate power and authority to perform its obligations as described in the Registration Statement, the Prospectus and herein.

               (iv) The Managing Owner (including the Managing Owner's principals) and the Trust each has all federal and state governmental and all regulatory and self-regulatory approvals and licenses, and has received or made all filings and registrations with federal and state governmental and all regulatory and self-regulatory agencies necessary in order for the Managing Owner and the Trust, respectively, to conduct their respective businesses as described in the Registration Statement and Prospectus, and, to the best of their knowledge, none of such approvals, licenses or registrations have been rescinded or revoked.

               (v) Each of the Trust Agreement, the Escrow Agreement, the Customer Agreement, the Advisory Agreements and this Agreement has been duly authorized, executed and delivered by or on behalf of the Managing Owner and/or the Trust, as the case may be, and assuming that such agreements are binding on the other parties thereto and hereto, each of the Trust Agreement, the Escrow Agreement, the Customer Agreements, the Advisory Agreements and this Agreement constitutes a valid, binding and enforceable agreement of the Managing Owner and/or the Trust, as the case may be, in each case in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors and except as enforceability of indemnification provisions may be limited by applicable law and the enforcement of any specific terms or remedies may be unavailable.

               (vi) The execution and delivery of this Agreement, the Trust Agreement, the Escrow Agreement and the Advisory Agreements, and the incurrence of the obligations herein, therein and in the Prospectus set forth and the consummation of the transactions contemplated herein, therein and in the Prospectus will not be in contravention of any of the provisions of the Managing Owner's certificate of incorporation or by-laws and, to the best of their knowledge, will not constitute a breach of, or default under, any instrument by which the Managing Owner or the Trust is bound or any order, rule or regulation applicable to the Managing Owner or the Trust of any court or any governmental body or administrative agency having jurisdiction over the Managing Owner or the Trust.

               (vii) To the best of their knowledge (without having made any particular inquiry or docket search), there are no actions, claims or proceedings pending or threatened in any court or before or by any governmental or administrative agency or regulatory or self-regulatory body, nor have there been any such suits, claims or proceedings within the last five years, to which the Managing Owner (or any principal of the Managing Owner) or the Trust is or was a party, or to which any of their assets is or was subject, which are required to be, but are not, disclosed in the Registration Statement or Prospectus or which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust.

               (viii) No authorization, approval or consent of any governmental or self-regulatory authority or agency is necessary in connection with the subscription for and sale of the Units, except such as may be required under the 1933 Act, the CE Act, NFA compliance rules, NASD rules or applicable securities or "Blue Sky" laws.

               (ix) The information in the Prospectus under the caption "Federal Income Tax Consequences," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects, insofar as it relates to the income tax consequences to the Trust and to the federal income tax consequences of an investment in the Trust by U.S. individual taxpayers.

               (x) The Registration Statement is effective under the 1933 Act and no proceeding for a stop order is pending or, to the best of their knowledge, threatened under Section 8(d) or Section 8(e) of the 1933 Act or any applicable state "Blue Sky" laws.

               (xi) At the time the Registration Statement and any post-effective amendment thereto became effective, the Registration Statement, and at the time the Prospectus and any amendments or supplements thereto were first issued, the Prospectus, complied as to form in all material respects with the requirements of the 1933 Act, SEC Regulations, the CE Act, the CFTC regulations and the rules of the NFA. Nothing has come to their attention that would cause them to believe that (a) at the time that the Registration Statement and any post-effective amendment thereto became effective, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus as first issued or as subsequently issued or at Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no opinion or belief (A) as to the financial statements, notes thereto and other financial or statistical data set forth in the Registration Statement and Prospectus, or (B) as to the performance data set forth in the Registration Statement.

               (xii) Assuming operation in accordance with the Prospectus, the Trust at a Closing Time will not be an "investment company" as that term is defined in the Investment Company Act of 1940, and the Managing Owner need not be registered as an "investment adviser" under the Investment Advisers Act of 1940 in respect of its management of the Trust.

          (c) At the Initial Closing Time, counsel for the Selling Agent (as selected by such Selling Agent) shall, if required by the Managing Owner, deliver its opinion to the parties, in form and substance satisfactory to the parties, regarding such pertinent matters as the Managing Owner may deem appropriate.

          (d) At the Initial Closing Time, counsel for each Trading Advisor (as selected by each such Trading Advisor) shall, if required by the Managing Owner, deliver its opinion to the parties, in form and substance reasonably satisfactory to the parties, regarding such pertinent matters as the Managing Owner may deem appropriate.

          (e) At the Initial Closing Time, Richards, Layton & Finger, P.A., Delaware counsel to the Managing Owner, shall deliver its opinion, on which Sidley Austin Brown & Wood LLP may rely, in form and substance satisfactory to the Managing Owner.

          (f) At each Closing Time, the Managing Owner shall deliver a certificate to the effect that: (i) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been instituted or to the best of their knowledge upon due and diligent inquiry threatened by the SEC, the CFTC or other regulatory or self-regulatory body; (ii) the representations and warranties of the Managing Owner contained herein are true and correct with the same effect as though expressly made at such Closing Time and in respect of the Registration Statement as in effect at such Closing Time; and (iii)
          the Managing Owner has performed all covenants and agreements herein contained which are required to be performed on its part at or prior to such Closing Time.

               (g) At or prior to the Initial Closing Time, the Trust shall have received a capital contribution of the Managing Owner in the amount required by its Trust Agreement and as described in the Prospectus.

               (h) At the Initial Closing Time, the Selling Agents shall have received letters from one or more accounting firms describing certain agreed upon procedures which they have performed in reviewing certain performance numbers set forth in the Prospectus.

               (i) Each Trading Advisor shall deliver a report dated as of the Initial Closing Time, which shall present, for the period from the date after the last day covered by the actual Performance Summaries in the Prospectus (with respect to the Trading Advisors) to the Managing Owner to the latest practicable day before the Initial Closing Time, figures which shall be a continuation of such Summaries and which shall certify that such figures are accurate in all material respects. The Trading Advisors shall also certify that such Tables have been calculated in accordance with the notes to the applicable Summaries in the Prospectus.

               (j) At each Additional Closing Time thereafter, the parties hereto shall have been furnished with such information, opinions and certified documents as the Managing Owner may deem to be necessary or appropriate.

               (k) At each Additional Closing Time, each Trading Advisor shall deliver a certificate to the effect that (i) the representations and warranties of such Trading Advisor contained herein are true and correct with the same effect as though expressly made at such Additional Closing Time and in respect of the Registration Statement as in effect at such Additional Closing Time, and (ii) such Trading Advisor has performed all covenants and agreements herein contained to be performed on its part at or prior to such Additional Closing Time.

               (l) At the Initial Closing Time, executed copies of the Trust Agreement, the Escrow Agreement, the Advisory Agreements, and this Agreement shall be delivered to all parties.

               (m) The parties hereto shall have been furnished with such additional information, opinions and documents, including supporting documents relating to parties described in the Prospectus and certificates signed by such parties with regard to information relating to them and included in the Prospectus as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the parties hereto in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to Sidley Austin Brown & Wood LLP, counsel for the Managing Owner and to counsel for the Selling Agent.

          If any of the conditions specified in this Section 10 shall not have been fulfilled when and as required by this Agreement to be fulfilled prior to a Closing Time, this Agreement and all obligations hereunder may be canceled by any party hereto by notifying the other parties hereto of such cancellation in writing or by telegram at any time at or prior to such Closing Time, and any such cancellation or termination shall be without liability of any party to any other party other than in respect of Units already sold and except as otherwise provided in Sections 6 and 11 of this Agreement.

          Section 11. Indemnification, Contribution and Exculpation. (a) The Managing Owner agrees to indemnify and hold harmless the Selling Agent, each Trading Advisor and each person, if any, who controls the Selling Agent or any Trading Advisor within the meaning of Section 15 of the 1933 Act, as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever arising from any breach of any representation or warranty of the Managing Owner set forth herein or from any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or in the Promotional Material or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (ii) against any and all loss, liability, claim, damage
               and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such breach, untrue statement or omission or any such alleged untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the Managing Owner); and

                    (iii) against any and all expense whatsoever (including
               the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such material breach, untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

                    (iv) If the indemnification provided for in this Section
               11 shall for any reason be unavailable to the Selling Agent (or a controlling person of the Selling Agent) in respect of any loss, liability, claim, damage or expense referred to herein, then the Managing Owner shall, in lieu of indemnifying the Selling Agent (or controlling person) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense, (A) in such proportion as shall be appropriate to reflect the relative benefits received by the Managing Owner on the one hand and the Selling Agent on the other from the offering of the Units by the Selling Agent or (B) if the allocation provided by clause
               (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A ) above but also the relative fault of the Managing Owner on the one hand and the Selling Agent on the other with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Managing Owner on the one hand or the Selling Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 11 (iv) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by the Selling Agent (or controlling person) as a result of the loss, liability, claim, damage or expense referred to above in this Section 11(iv), shall be deemed to include, for purposes of this Section 11(iv), any legal or other expenses reasonably incurred by such otherwise indemnified party in connection with investigating or defending any such action or claim.

          In no case shall the Managing Owner be liable under this indemnity and contribution agreement with respect to any claim unless the Managing Owner shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Managing Owner shall not relieve the Managing Owner from any liability which it may have otherwise than on account of this indemnity and contribution agreement. The Managing Owner shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party (or party entitled to contribution hereunder) or parties, defendant or defendants therein.

          The Managing Owner agrees to notify the Selling Agent and the Trading Advisors within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any person who controls the Managing Owner within the meaning of
Section 15 of the 1933 Act.

          (b) Indemnification by Each Trading Advisor. Each Trading Advisor agrees to indemnify and hold harmless the Selling Agent, the Managing Owner, the Trust and each person, if any, who controls the Selling Agent, the Trust or the Managing Owner within the meaning of Section 15 of the 1933 Act (and, in the case of the Managing Owner and the Trust, each person who signed the Registration Statement or is a director of the Managing Owner), to the same extent as the indemnity from the Managing Owner set forth in Section 11(a) hereof, but only insofar as the losses, claims, damages, liabilities or expenses indemnified against arise out of or are based upon any untrue statement or omission relating or with respect to that Trading Advisor or any principal of that Trading Advisor, or its operations, trading systems, methods or performance, which was made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and furnished by or approved by the Trading Advisor in writing for inclusion therein.

          (c) Indemnification by Selling Agent. The Selling Agent agrees to indemnify and hold harmless the Managing Owner, the Trust, each Trading Advisor and each person, if any, who controls the Managing Owner, the Trust or a Trading Advisor from and against any and all losses, claims, damages, liabilities or expenses arising out of or based upon (i) any violation of law or of this Agreement committed by the Selling Agent in selling the Units to investors or (ii) any oral representations made to investors the information in which is not contained in the Registration Statement or any other previously approved written material.

          Section 12. Consent. Each of the Managing Owner and the Selling Agent agrees and consents (the "Consent") to look solely to each Series that is being offered pursuant to this Agreement (the "Contracting Series") and the assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of interests in a Series. In furtherance of the Consent, each of the Managing Owner and the Selling Agent agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

          (a) Subordination of certain claims and rights. (1) except as set forth below, the Claims, if any, of the Managing Owner or the Selling Agent (the "Subordinated Claims") shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Claims of each of the Managing Owner and the Selling Agent (if any) against the Contracting Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Selling Agent, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Managing Owner and the Selling Agent will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

          (b) The Claims of each of the Managing Owner and the Selling Agent with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

          (c) If the Claims of the Managing Owner or the Selling Agent against the Contracting Series or the Trust are secured in whole or in part, each of the Managing Owner and the Selling Agent hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

          (d) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Selling Agent receives monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Managing Owner and the Selling Agent shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

          (e) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

          Section 13. Status of Parties. In marketing Units pursuant to this Agreement, the Selling Agent is acting solely as agent for the Trust, and not as principal. The Selling Agent will use its best efforts to assist the Trust in obtaining performance by each purchaser solicited by such Selling Agent whose offer to purchase Units from the Trust has been accepted on behalf of the Trust, but the Selling Agents shall not have any liability to the Trust in the event that Subscription Agreements and Powers of Attorney are improperly completed or any such purchase is not consummated for any reason. Except as specifically provided herein, the Selling Agent shall in no respect be deemed to be an agent of the Trust.

          Section 14. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the Managing Owner, the Trust, any Trading Advisor or any person who controls any of the foregoing, and shall survive the Closing Times.

          Section 15. Termination. The Selling Agent shall have the right to terminate its participation under this Agreement at any time for cause and at any time after the end of the Initial Offering Period upon fifteen (15) business days' prior written notice of such termination to the Managing Owner and the Trust. This Agreement shall terminate (except as set forth in Section 15 below) in respect of each Trading Advisor at the time that such Trading Advisor's Advisory Agreement terminates. The Managing Owner may terminate the offering of the Units at any time upon fifteen (15) business days' prior written notice to the Selling Agent.

          Section 16. Survival. Irrespective of the expiration or termination of this Agreement, Sections 7, 8, 9 and 11 hereof shall survive, and all applicable provisions of this Agreement with respect to outstanding Units.

          Section 17. Notices and Authority to Act. All communications hereunder shall be in writing and, if sent to the Managing Owner or the Trust, shall be mailed, delivered or telecopied and confirmed to the Managing Owner at: Preferred Investment Solutions Corp., Two American Lane, P.O. Box 5150, Greenwich, Connecticut 06831-8150, Attn: General Counsel; and Mr. Michael Schmidtberger, Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, NY 10019. If sent to ____________________________, shall be mailed, delivered or telecopied and confirmed to it at _______________________________________,
Attention: ____________. Notices shall be effective when actually received.

          Section 18. Parties. This Agreement shall inure to the benefit of and be binding upon the Selling Agent, the Trust, the Managing Owner, the Trading Advisors and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or an assignee solely on the basis of such purchase.

          Section 19. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 20. Consent to Jurisdiction. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, and State of New York. Accordingly, the parties hereto consent and submit to the jurisdiction of the federal and state courts and applicable arbitral body located within the County of New York, and State of New York. The parties further agree that any such action or proceeding brought by any party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate, before any applicable arbitral body, located within the County of New York, and State of New York.

          The Managing Owner and the Trust each agree that, at the request of the Selling Agent, they will submit any action or proceeding referred to in this Section 19 to NFA arbitration in the County of New York and State of New York, and agree to execute and deliver to each Selling Agent such Selling Agent's standard form of arbitration agreement, as required by NFA regulations.

          Section 21. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and both of which together shall be deemed one and the same instrument.

          Section 22. Series Disclaimer and Acknowledgment. The parties hereto acknowledge and agree that the Trust is organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the Trustee of the Trust. There may be several series of the Trust created pursuant to the Declaration of Trust and Trust Agreement of the Trust.

          If the foregoing is in accordance with each party's understanding of their agreement, each party is requested to sign and return to the Managing Owner and the Trust a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms.

Very truly yours,
WORLD MONITOR TRUST III                     PREFERRED INVESTMENT SOLUTIONS CORP.

By: PREFERRED INVESTMENT SOLUTIONS CORP.,
         Managing Owner

By:________________________________         By:________________________________
    Esther E. Goodman                          Esther E. Goodman
    COO and Sr. Exec. Vice President           COO and Sr. Exec. Vice President


    KENMAR SECURITIES, INC.

By:________________________________
    Name:
    Title:


    GRAHAM CAPITAL MANAGEMENT, L.P.

By:________________________________
    Name:
    Title:


    BRIDGEWATER ASSOCIATES, INC.

By:________________________________
    Name:
    Title:


    EAGLE TRADING SYSTEMS, INC.

By:________________________________
    Name:
    Title:

                                                                     Exhibit A

                     CORRESPONDENT SELLING AGENT AGREEMENT






                            World Monitor Trust III
                         (A Delaware Statutory Trust)


                                 $500,000,000
                         Units of Beneficial Interest











                     Preferred Investment Solutions Corp.
                                Managing Owner



                             Dated March __, 2005

Correspondent Selling Agent Agreement



                                  World Monitor Trust III

                                     TABLE OF CONTENTS
                                                                                          Page
                                                                                          ----

Section 1.     Representations and Warranties of the Managing Owner:.......................A-2

Section 2.     Offering and Sale of Units..................................................A-6

Section 3.     Compliance with Conduct Rule 2810 and General Laws.........................A-10

Section 4.     Blue Sky Survey............................................................A-12

Section 5.     Covenants of the Managing Owner............................................A-13

Section 6.     Payment of Expenses and Fees...............................................A-14

Section 7.     Conditions of Closing......................................................A-14

Section 8.     Indemnification, Contribution and Exculpation..............................A-15

Section 9.     Consent....................................................................A-16

Section 10.    Status of Parties..........................................................A-18

Section 11.    Representations, Warranties and Agreements to Survive Delivery.............A-18

Section 12.    Termination................................................................A-18

Section 13.    Survival...................................................................A-18

Section 14.    Notices and Authority to Act...............................................A-18

Section 15.    Parties....................................................................A-18

Section 16.    Governing Law..............................................................A-19

Section 17.    Consent to Jurisdiction....................................................A-19

Section 18.    Counterparts...............................................................A-19

Section 19.    Series Disclaimer and Acknowledgment.......................................A-19

Correspondent Selling Agent Agreement

                            World Monitor Trust III
                         (A Delaware Statutory Trust)

                                 $500,000,000
                         Units of Beneficial Interest
                            Initially $100 per Unit

                     CORRESPONDENT SELLING AGENT AGREEMENT

                                                               March __, 2005


[Correspondent Selling Agent]

Dear Sir:

          Preferred Investment Solutions Corp., a Connecticut corporation (the "Managing Owner"), has caused the formation, on September 28, 2004, of a statutory trust pursuant to the Delaware Statutory Trust Act (the "Delaware Act") under the name, World Monitor Trust III (the "Trust"), for the purposes of engaging in the speculative trading of commodity futures and forward contracts, commodity options and other commodity interests. Wilmington Trust Company, a Delaware banking company (the "Trustee"), is the trustee of the Trust and has delegated substantially all responsibility for the management of the Trust's business and affairs to the Managing Owner. Units of beneficial interest in the Trust (the "Units") will be issuable in multiple series (the "Series"), each separately managed indirectly by one or more different trading advisors (each a "Trading Advisor" and, collectively, the "Trading Advisors"), each of which is registered with the Commodity Futures Trading Commission (the "CFTC") as a commodity trading advisor under the Commodity Exchange Act, as amended (the "CE Act"), and is a member of the National Futures Association (the "NFA") in such capacity. Each Series of Units will be separately valued and its assets will be segregated from the assets of the other Series. Holders of Units ("Limited Owners") will have the right to exchange, through redemption and purchase, Units of one Series for Units of any other Series. The Trust proposes to offer to the public and to sell to Subscribers (as hereinafter defined) acceptable to the Managing Owner, the Units upon the terms and subject to the conditions set forth in the Selling Agent Agreement, dated as of March __, 2005 by and among Kenmar Securities Inc., a Connecticut corporation, as selling agent, the Managing Owner, the Trading Advisors and the Trust (the "Selling Agreement") and the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined) included therein referred to below. A maximum of $15,000,000 for each of Series G and Series H, $7,500,000 for Series I and $50,000,000 for Series J will be offered and sold during the Initial Offering Period for such Series, and thereafter additional Units will be offered and sold during the Continuing Offering Period for each Series, as such terms are hereinafter defined. The Units of each Series will be offered at $100 per Unit during the Initial Offering Period and thereafter at the Net Asset Value per Unit of the applicable Series ("Series Net Asset Value"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Prospectus. The Selling Agent shall be a selling agent for the Trust. Other selling agents (the "Correspondent Selling Agents") may be selected by the

Correspondent Selling Agent Agreement


Selling Agent with the consent of the Managing Owner in accordance with the terms of the Selling Agreement. You have been so selected by the Selling Agent and the Trust. We understand that you are willing to use your best efforts to market the Trust's Units.

          Each Series of the Trust desires to raise capital as herein provided by the sale of Units, the purchasers of which will become beneficiaries ("Unitholders") of such Series of the Trust, and you hereby agrees to use your best efforts to market the Units pursuant to the terms hereof. Accordingly, you (the "Correspondent Selling Agent"), the Selling Agent, the Managing Owner and the Trust, intending to be legally bound, hereby agree as follows.

          Section 1. Representations and Warranties of the Managing Owner. The Managing Owner represents and warrants to the Correspondent Selling Agent as follows -- such representations and warranties to be restated and reaffirmed as of each Closing Time (as defined in Section 2 hereof):

          (a) A registration statement on Form S-1 for the Trust and as a part thereof a combined prospectus for all Series with respect to all of the Units being offered (which registration statement, together with all amendments thereto, at the times and in the forms declared effective by the Securities and Exchange Commission (the "SEC") shall be referred to herein as the "Registration Statement", and which prospectus in final form, together with all amendments and supplements thereto, shall be referred to herein as the "Prospectus"), prepared in full conformity with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the CE Act, and the rules, regulations and instructions promulgated under the 1933 Act and the CE Act, respectively, have been filed with the SEC, the National Association of Securities Dealers, Inc. (the "NASD") and the NFA pursuant to the 1933 Act, the CE Act and the rules and regulations promulgated, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, in the form heretofore delivered to the Selling Agent;

          (b) To the best of the Managing Owner's knowledge, no order preventing or suspending the effectiveness of the Registration Statement or use of the Prospectus or any previous prospectus with respect to the Units has been issued by the SEC, the CFTC, the NASD, the NFA or any other federal, state or other governmental agency or body. The Registration Statement contains all statements which are required to be made therein, conforms in all material respects to the requirements of the 1933 Act and the CE Act and the rules and regulations of the SEC and the CFTC, respectively, thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; and, when the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including the Initial Closing Time for each Series, and thereafter up to and including each subsequent closing date during the Continuous Offering Period, as such terms are hereinafter defined, the Registration Statement and the Prospectus will contain all material statements and information required to be included therein by the 1933 Act and the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, and will

Correspondent Selling Agent Agreement


     conform in all material respects to the requirements of the 1933 Act, the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Managing Owner by the Selling Agent, the Trustee, any Commodity Broker or their respective agents or by or on behalf of any Trading Advisor or any other commodity trading advisor (an "Other Advisor") engaged by the Managing Owner on behalf of the Trust for use therein, all without prejudice to any defense that the Selling Agent may have based upon its "due diligence" investigation under the 1933 Act;

          (c) The certificate of trust (the "Certificate of Trust") pursuant to which the Trust has been formed and the Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement") provide for the subscription for and sale of the Units of the Trust; all action required to be taken by the Managing Owner and the Trust as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to the Initial Closing Time (as defined in Section 2 hereof) will have been, taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements and Powers of Attorney, the Units will constitute valid units of beneficial interest in the Trust as to which the subscribers thereto will have the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, and the subscribers will be Unitholders of the Trust entitled to all the applicable benefits under the Trust Agreement and the Delaware Act.

          (d) The Trust is a statutory trust duly organized pursuant to the Delaware Act and is validly existing and in good standing under the laws of the State of Delaware with full power and authority to engage in the business to be conducted by it, as described in the Prospectus. The Trust is in good standing and qualified to do business in each jurisdiction in which such qualification is necessary in order to protect the limited liability of Unitholders and in which the nature or conduct of its business as described in the Registration Statement requires such qualification and the failure to be so qualified would materially adversely affect the Trust.

          (e) The Managing Owner is, and will continue to be so long as it is the managing owner of the Trust, a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business as described in the Registration Statement and Prospectus requires such qualification and the failure to be so qualified would materially adversely affect the Trust's or the Managing Owner's ability to perform its obligations hereunder.

          (f) The Trust and the Managing Owner each have full trust and corporate power and authority, as the case may be, under applicable law to perform its respective obligations under the Selling Agreement, the Trust Agreement, the escrow agreement

Correspondent Selling Agent Agreement


     described in the Prospectus relating to the offering of the Units (the "Escrow Agreement"), the Advisory Agreements by and among each Trading Advisor, the trading vehicles described in the Prospectus and the Managing Owner (the "Advisory Agreements") and this Agreement, and to conduct its business as described in the Registration Statement and Prospectus.

          (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust, whether or not arising in the ordinary course of business, of which the Selling Agent shall not be informed by the Managing Owner.

          (h) Each of the Trust Agreement, the Escrow Agreement, the Selling Agreement, the Customer Agreements, the Advisory Agreements and this Agreement has been duly and validly authorized, executed and delivered by the Managing Owner on behalf of the Trust or a Series (including in its capacity as a member of a trading vehicle described in the Prospectus) and by the Managing Owner, and each constitutes a valid, binding and enforceable agreement of the Trust or such Series and the Managing Owner in accordance with its terms.

          (i) The execution and delivery of the Trust Agreement, the Escrow Agreement, the Selling Agreement, the Advisory Agreements and this Agreement, the incurrence of the obligations set forth therein and herein and the consummation of the transactions contemplated therein, herein and in the Prospectus: (i) will not constitute a breach of, or default under, any instrument or agreement by which the Managing Owner, the Trust or any Series, as the case may be, or any of their property or assets is bound, or any statute, order, rule or regulation applicable to the Managing Owner, the Trust or any Series, as the case may be, of any court or any governmental body or administrative agency having jurisdiction over the Managing Owner, the Trust or any Series, as the case may be; (ii) will not result in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Managing Owner, the Trust or any Series; (iii) will not give any party a right to terminate its obligations or result in the acceleration of any obligations under any material instrument or agreement by which the Managing Owner, the Trust or any Series, as the case may be, or any of their respective property or assets is bound; and (iv) will not result in any material liability (other than such as may be contemplated hereby) on the part of either the Managing Owner, the Trust or any Series.

          (j) Except as otherwise disclosed in the Registration Statement or the Prospectus, there is not pending nor, to the best of the Managing Owner's knowledge, threatened any action, suit or proceeding before or by any court or other governmental body to which the Managing Owner or the Trust is a party, or to which any of the assets of the Managing Owner or the Trust is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust or which is required to be disclosed in the Registration Statement or Prospectus pursuant to the CE Act, the 1933 Act, the SEC Regulations or the CFTC Regulations.

Correspondent Selling Agent Agreement


          (k) No stop order relating to the Registration Statement has been issued by any federal or state securities commission, and no proceedings therefor are pending or, to the best knowledge of the Managing Owner, threatened.

          (l) The Managing Owner and each of its principals and employees have, and will continue to have so long as it is the managing owner of the Trust, all federal and state governmental, regulatory, self-regulatory and commodity exchange approvals and licenses, and the Managing Owner (either on behalf of itself or its principals and employees) has effected all filings and registrations with federal and state governmental, regulatory or self-regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its or their obligations as described under the Trust Agreement (including, without limitation, registration (i) as a commodity pool operator and commodity trading advisor under the CE Act, (ii) membership in the NFA as a commodity pool operator and commodity trading advisor, and (iii) as a "transfer agent" with the Securities and Exchange Commission, and this Agreement and the performance of such obligations will not contravene or result in a breach of any provision of the Managing Owner's certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon it or any of its employees or principals, except that the registration of Lawrence S. Block, Esq. as a principal of the Managing Owner is pending.

          (m) The Trust does not require any federal or state governmental, regulatory, self-regulatory or commodity exchange approvals or licenses, and the Trust need not effect any filings or registrations with any federal or state governmental agencies in order to conduct its business and to act as contemplated by the Registration Statement and Prospectus and to issue and sell the Units (other than filings under the 1933 Act, the CE Act and state securities laws relating solely to the offering of the Units).

          (n) The Managing Owner has the financial resources necessary to meet its obligations to the Selling Agent hereunder.

          (o) The Managing Owner acknowledges that the Correspondent Selling Agent's customer lists constitute proprietary data belonging to the Correspondent Selling Agent, and the Managing Owner agrees that it will not disseminate any confidential information regarding any of the foregoing, except as required by law. Furthermore, the Managing Owner agrees that it will not independently solicit any client on the Correspondent Selling Agent's customer lists, except as requested by the Correspondent Selling Agent in connection with soliciting investments in the Trust. The Managing Owner further agrees with the Selling Agent and the Correspondent Selling Agent that the Managing Owner will use its best efforts to keep the identity of the Correspondent Selling Agent, as well as the terms of this Agreement, confidential, except as otherwise required by law or otherwise made public by third parties without the negligence, misconduct or breach of the terms hereof by the Managing Owner.

          (p) The accountants who certified the Statement of Financial Position of the Managing Owner and the Statement of Financial Condition of the Trust included in the Registration Statement are, with respect to the Managing Owner and the Trust,

Correspondent Selling Agent Agreement


     independent public accountants as required by the 1933 Act and the SEC Regulations. These Statements fairly present the financial position and financial condition of the Managing Owner and the Trust, as the case may be, as of the date of such Statements. The audited Statement of Position of the Managing Owner and Statement of Financial Condition of the Trust are presented in accordance, and the unaudited Statements of Financial Position of the Managing Owner substantially in accordance, with Generally Accepted Accounting Principles (as currently in effect in the United States).

          (q) The Trust will not be required to register as an investment company under the Investment Company Act of 1940 in order to conduct its operations as described in the Prospectus.

          Section 2. Offering and Sale of Units.

          (a) The Correspondent Selling Agent is hereby appointed as a non-exclusive Correspondent Selling Agent of the Selling Agent during the term herein specified for the purpose of finding acceptable subscribers for the Units through a public offering of such Units. The Correspondent Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts to find acceptable subscribers.

          It is understood that the Correspondent Selling Agent's agreement to use its best efforts to find acceptable subscribers for the Units shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers which may be offered or sold during the term hereof. The agency of the Correspondent Selling Agent hereunder shall continue until the expiration or termination of this Agreement, as provided herein, including such additional period as may be required to effect the closing of the sale of the Units subscribed for through the Correspondent Selling Agent through the date of termination.

          Each subscriber shall be required to submit a minimum subscription of at least $5,000 ($2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts and existing Unitholders making additional investments), subject to higher minimum requirements imposed by certain state regulators as set forth in Exhibit B to the Prospectus. Incremental investments are permitted in $100 multiples with Units being sold in fractions calculated to three decimal places; provided, however, that each subscriber will be required to submit a minimum subscription of at least $500 for each Series to which such subscriber subscribes.

          During the Initial Offering Period all Correspondent Selling Agent branch offices will be required to forward subscriptions to the Managing Owner no later than noon of the first Business Day following receipt of an acceptable subscription agreement from a subscriber for Units (each, a "Subscriber") and during the Continuous Offering Period all Correspondent Selling Agent branch offices will be required to forward subscriptions to the Managing Owner no later than 10:00 a.m., New York City time, on the fifth Business Day prior to the last day each month. The Managing Owner shall have sole responsibility for determining whether Subscribers are qualified to become Limited Owners in the Trust and for accepting subscriptions and determining their validity. The Correspondent Selling

Correspondent Selling Agent Agreement


     Agent agrees to use its best efforts to cause Subscribers to prepare their subscriptions in proper form. The Correspondent Selling Agent shall deposit the subscription proceeds from the sale of Units in each Series (the "Proceeds") during the Initial Offering Period in the escrow account and sub-account corresponding to such Series at JPMorgan Chase Bank, New York, NY (the "Escrow Agent"), for the separate benefit of the Subscribers of such Series not later than the second Business Day following the receipt by the Managing Owner of completed subscription agreements accompanied by such Proceeds. Proceeds will be transferred to the escrow account and sub-account at the Escrow Agent by check from the Subscriber or via wire transfer from the Subscriber's account. The Managing Owner will determine whether to accept or reject all subscriptions within two (2) Business Days following receipt of subscription documents from the Correspondent Selling Agent. Upon notification by the Managing Owner to the Escrow Agent that a subscription for Units of a Subscriber has been rejected, for whatever reason, or in the event that the Subscriber rescinds its subscription in conformity with the requirements of the North American Securities Administrators Association Inc. Guidelines for Registration of Commodity Pool Programs, the Escrow Agent shall by check or wire transfer return any Proceeds held in escrow, excluding any interest thereon, to the payor of such Proceeds. The Escrow Agent shall make interest payments to the Trust to be retained by the Trust for the benefit of all investors in the applicable Series of Units by delivering a check in the amount equal to the interest allocable by Series to each Subscriber. If subscriptions for the minimum number of Units in a Series set forth in the Prospectus (after taking into account the Managing Owner's contribution) have not been made by the conclusion of the Initial Offering Period for a Series, then all Proceeds deposited in the escrow account designated for that Series, excluding any interest thereon, shall be returned (in the same way described above in the case of a rejected or rescinded subscription) to the payor of such Proceeds on a pro rata basis (and taking into account the amount and time of deposit), no later than ten (10) Business Days after the termination of the Initial Offering Period for the affected Series, or as soon thereafter as practicable if payment cannot be made in such time period.

          During the Continuous Offering Period, the Managing Owner also will determine whether to accept or reject all subscriptions received and will do so (1) within two (2) Business Days following receipt from the Correspondent Selling Agent of a "Request for Exchange" (in the form attached to the Prospectus as Exhibit C) or the "Subscription Agreement" (in the form attached to the Prospectus as Exhibit B) with respect to a Limited Owner in an existing Series and (2) within two (2) Business Days following receipt of subscription documents from the Correspondent Selling Agent for a new Subscriber. For subscriptions which are accepted, Proceeds will be transferred to the Escrow Agent by check from the Subscriber or via wire transfer from the Subscriber's account. For an existing Limited Owner, such transfer will occur on the first Business Day which first follows the date on which the Managing Owner accepts the subscription. For a new Subscriber, such transfer will occur on the second Business Day after the subscription documents are delivered by the Subscriber to the Correspondent Selling Agent (or an Additional Seller).

          At the Initial Closing Time for a Series, and thereafter on each subsequent closing date with respect to that Series, the acceptance, delivery, and receipt of subscriptions for

Correspondent Selling Agent Agreement


     Units will be subject to the terms and conditions set forth in this Agreement, including, but not limited to, (1) the payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement/Power of Attorney by each Subscriber; (2) the fact that a new Subscriber's subscription will not be final and binding until two (2) Business Days following the Subscriber's delivery of his subscription documents to the Correspondent Selling Agent (or an Additional Seller), and (3) compliance with Section 7 hereof. Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units (inclusive of any interest earned on such subscriptions while held in escrow which will be retained by the Trust for the benefit of all investors in the applicable Series of Units) will be paid and delivered to the Trust in accordance with the Escrow Agreement.

          The Correspondent Selling Agent agrees that it will not take any of the following action against the Trust: (1) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, (2) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause; or (3) file an involuntary petition for bankruptcy (collectively "Bankruptcy or Insolvency Action").

          In addition, the Correspondent Selling Agent agrees that for any obligations due and owing to it by any Series, the Correspondent Selling Agent will look solely and exclusively to the assets of such Series or the Managing Owner, if it has liability in its capacity as Managing Owner, to satisfy its claims and will not seek to attach or otherwise assert a claim against the other assets of the Trust, whether or not there is a Bankruptcy or Insolvency Action taken. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

          This Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified above and no resort shall be had to the assets of other Series issued by the Trust or the Limited Owners' personal property for the satisfaction of any obligation or claim hereunder.

          (b) Units in Class I of each Series. As compensation, the Correspondent Selling Agent shall receive from the Selling Agent a service fee equal to 2.0% of the subscription amount of each subscription of Units in Class I of the Series sold by it. After the expiration of twelve (12) months following the purchase of Class I Units of any Series, the Correspondent Selling Agent shall also receive monthly on-going trailing

Correspondent Selling Agent Agreement


     compensation equal to 1/12th of 2.0% (2.0% per annum) of the Net Asset Value per Unit of such Class I Units of such Series sold by the Correspondent Selling Agent on an on-going basis for on-going services provided to the Series and their Limited Owners. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the relevant Series of the Trust and of their Units in such Series, advising Limited Owners whether to make additional capital contributions to any Series or to redeem their Units and providing information to Limited Owners with respect to futures markets conditions.

          (c) Units in Class II of each Series. The Correspondent Selling Agent will not receive any service fees for any Class II Unit sold by it.

          Ongoing compensation, which is payable only in respect of Units sold by Registered Representatives of the Correspondent Selling Agent who are themselves registered with the CFTC and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Funds Examination, is contingent upon the agreement by such Registered Representatives to provide ongoing services in connection with the Units sold by such Registered Representatives, including: (i) inquiring of the Managing Owner (through the Selling Agent) from time to time, at the request of an owner of Units, as to the Net Asset Value of a Unit; (ii) inquiring of the Managing Owner (through the Selling Agent) from time to time, at the request of an owner of Units, regarding the commodities markets and the Trust; (iii) assisting, at the request of the Managing Owner (through the Selling Agent), in the redemption or exchange of Units; and (iv) providing such other services to the owners of Units as the Managing Owner (through the Selling Agent) may, from time to time, reasonably request. The Correspondent Selling Agent agrees to adopt procedures to monitor the adequacy of the ongoing services provided by its Registered Representatives. The Selling Agent shall not be responsible for determining whether such Registered Representatives are properly registered with the CFTC.

          (d) The Correspondent Selling Agent must be either (i) a dealer who is a member in good standing of the NASD and which agrees, or (ii) a foreign bank, dealer or institution ineligible for membership in a registered security association (within the meaning of Section 25 of Article III of the NASD's Rules of Fair Practice) and agree that it will make no sales of Units within the United States, its territories or possessions or areas subject to its jurisdiction.

          (e) Ongoing compensation will be paid at the end of each calendar quarter for which such compensation is payable on the basis of the Units outstanding during each month during such quarter. Net Assets, for purposes of determining ongoing compensation, shall be calculated after reduction of all expenses of the Trust, including both accrued and unpaid expenses.

          The Correspondent Selling Agent (unless it is a foreign dealer), although otherwise entitled to ongoing compensation, will not be entitled to receipt thereof (but may continue to receive installment selling commissions) for any month during any portion of which the Registered Representative who is receiving such ongoing

Correspondent Selling Agent Agreement


     compensation is at any time not properly registered with the CFTC. Consequently, the Selling Agent will itself be ineligible to receive any such ongoing compensation from the Managing Owner in respect of such Units.

          (f) If, with respect to any Series, acceptable subscriptions for at least the minimum number of Units specified on the cover of the Prospectus (the "Series Minimum Units") shall not have been received by July 1, 2005 (unless extended until October 1, 2005 by the Managing Owner), all funds received from subscribers for Units of such Series shall be promptly returned in full, together with all interest payable thereon (irrespective of amount) and without deduction for any escrow or other fee or expense; and thereupon the Selling Agent's duties under this Agreement in respect of such Series shall terminate without further obligation hereunder on the part of the Selling Agent, the Managing Owner or the Trust, except as set forth in Section 9 hereof.

          (g) If, with respect to any Series, at least the Series Minimum Units shall have been so subscribed for, then on July 1, 2005, or (i) at such earlier time after subscriptions for the Series Minimum Units shall have been received as determined by the Managing Owner or (ii) at such later date on or prior to October 1, 2005, to which the Managing Owner may extend the initial offering, the Managing Owner shall notify the Correspondent Selling Agent of the initial closing of the Trust (the "Series Initial Closing"), as well as of the aggregate number of Units of such Series for which the Managing Owner has received acceptable subscriptions. Payment of the purchase price for such Units shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon among the Selling Agent and the Managing Owner, at 10:00 A.M., New York time, on such day and time (not later than five (5) business days after the end of the Initial Offering Period) as shall be agreed upon among the Selling Agent and the Managing Owner (with respect to such Series, the "Initial Closing Time"). Subsequent to the Initial Closing Time, Units of such Series may continue to be sold as of the first day of each calendar month (each such sale, an "Additional Closing" and each such date a "Closing Time"), in the discretion of the Trust. Notwithstanding anything to the contrary herein, in no event shall the Managing Owner or the Trust be obliged to accept any subscriptions for Units of any Series unless, as of such Series' Initial Closing Time, the Units of such Series are "publicly-offered securities" within the meaning of the rules and regulations promulgated under and pursuant to the Employee Retirement Income Security Act of 1974, as amended.

          (h) No selling commissions or ongoing compensation shall be paid on Units sold to the Managing Owner or any of its principals or affiliates.

          (i) The Trust shall not in any respect be responsible for any selling commissions or ongoing compensation described herein. All such commissions and ongoing compensation are to be solely the responsibility of the Managing Owner.

          Section 3. Compliance with Conduct Rule 2810 and General Laws.

Correspondent Selling Agent Agreement


          (a) The Correspondent Selling Agent will use its best efforts to find eligible persons to purchase the Units on the terms stated herein and in the Registration Statement and Prospectus. It is understood that the Correspondent Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer and sale of the Units, the Correspondent Selling Agent represents that it will comply fully with all applicable laws, and the rules and interpretations of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory body. In particular, and not by way of limitation, the Correspondent Selling Agent represents and warrants that it is familiar with NASD Conduct Rule 2810 and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units. The Correspondent Selling Agent will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

          (b) The Correspondent Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Correspondent Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that (to the extent relevant for the purposes of Conduct Rule 2810 and giving due consideration to the fact that the Trust is in no respects a "tax shelter") the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Trust, including the tax benefits (if any) described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Trust; and the Units are otherwise a suitable investment for the subscriber. The Correspondent Selling Agent agrees to maintain such records as are required by the NASD and the state securities commissions for purposes of determining investor suitability. In connection with making the foregoing representations and warranties, the Correspondent Selling Agent further represents and warrants that it has, among other things, examined the following sections in the Prospectus and obtained such additional information from the Managing Owner regarding the information set forth thereunder as the Correspondent Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Trust and provides an adequate basis to subscribers for evaluating an investment in the Units:


          "The Risk You Face"
          "The Series and Their Objectives"
          "The Trust, The Series, The Trustee and the Managing Owner;
              Certain Material Terms of the Trust Declaration"
          "Charges"
          "Redemptions and Distributions"
          "Conflicts of Interest"
          "Federal Income Tax Consequences"
          "The Futures and Forward Markets"
          "Performance of Commodity Pool Operated by the Managing Owner and its Affiliates"

Correspondent Selling Agent Agreement


          In connection with making the representations and warranties set forth in this paragraph, the Correspondent Selling Agent has not relied on inquiries made by or on behalf of any other parties.

          The Correspondent Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

          (c) All payments are made by authorization to the Correspondent Selling Agent to debit the subscriber's customer securities account maintained with the Selling Agent. Subscribers who do so must have their subscription payments in their accounts on the specified settlement date, of which subscribers will be notified by the Correspondent Selling Agent and which will occur not later than three (3) business days following notification by the Managing Owner to the Selling Agent of the acceptance of a particular subscription and not later than the termination of the offering period for the Units. On each settlement date, subscribers' customer securities accounts will be debited by the Selling Agent in the amount of their subscriptions. The amount of the subscription payments so debited will be transmitted by the Selling Agent directly to the Escrow Agent in the form of a Selling Agent check or wire transfer made payable to "JPMorgan Chase Bank, as Escrow Agent for World Monitor Trust III Escrow Account No. ___________________."

          The Correspondent Selling Agent and the Managing Owner may also make such other arrangements for the transmission of subscriptions as they may deem convenient and appropriate with the consent of the Selling Agent; provided that such arrangements comply in all respects with SEC Regulations 10b-9 and 15c2-4. Such arrangements may be made through or using facilities made available by the Selling Agent.

          The Selling Agent represents, warrants and covenants that it: (1) maintains anti-money laundering policies and procedures that comply with the Bank Secrecy Act of 1970, as amended, and applicable federal anti-money laundering regulations, including policies and procedures to verify the identity of prospective Subscribers ("AML Laws, Regulations and Policies"); (2) complies with AML Laws, Regulations and Policies; (3) will promptly deliver to the Managing owner, to the extent permitted by applicable law, notice of any AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed suspicious activity report that relates to any prospective Subscriber for Units; and (4) will cooperate with the Managing owner and deliver information reasonably requested by the Managing Owner concerning Subscribers that purchased Units sold by the Selling Agent necessary for the Managing Owner or the Trust to comply with AML Laws, Regulations and Policies.

          Section 4. Blue Sky Survey. The Managing Owner shall cause Sidley Austin Brown & Wood LLP, counsel to the Managing Owner, to prepare and deliver to the Correspondent Selling Agent, a Blue Sky Survey which shall set forth the United States jurisdictions in which the Units may be offered and sold. The Managing Owner agrees to use its best efforts to qualify the Units under the securities or Blue Sky laws of the various state jurisdictions, and to maintain such qualification during the term of the offering, provided that the

Correspondent Selling Agent Agreement


Managing Owner reserves the right to withdraw application for the Units' registration. It is understood and agreed that the Correspondent Selling Agent may rely, in connection with the offering and sale of Units in any United States jurisdiction, on advice given by Sidley Austin Brown & Wood LLP as to the legality of the offer or sale of the Units in such jurisdiction.

          Section 5. Covenants of the Managing Owner.

          (a) The Managing Owner will notify the Correspondent Selling Agent immediately and confirm such notification in writing (i) when any amendment to the Registration Statement shall have become effective or any supplement to the Prospectus is filed, (ii) of the receipt of any further comments from the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body with respect to the Registration Statement, (iii) of any request by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body for any further amendment to the Registration Statement or any amendment or further supplement to the Prospectus or for additional information relating thereto, (iv) of any material criminal, civil or administrative proceedings against or involving the Managing Owner or the Trust, (v) of the issuance by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body of any order suspending the effectiveness of the Registration Statement under the Securities Act, the registration or NFA membership of the Managing Owner as a "commodity pool operator," or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or any Promotional Material or of the institution, or notice of the intended institution, of any action or proceeding for that purpose, or (vi) of any threatened action of the type referred to in clauses (iii) through (v) of which the Managing Owner is aware. In the event any order of the type referred to in clause (v) is issued, the Managing Owner agrees to use best efforts to obtain a lifting or rescinding of such order at the earliest feasible date.

          (b) The Managing Owner will deliver to the Selling Agent, for delivery to the Correspondent Selling Agent, such number of conformed copies of the Registration Statement as originally filed and as of each amendment thereto (without exhibits) as the Correspondent Selling Agent shall reasonably request.

          (c) The Managing Owner will deliver to the Selling Agent, for delivery to the Correspondent Selling Agent, as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) and of such Promotional Material as the Correspondent Selling Agent may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

          (d) During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the Managing Owner and the Trust will comply with all requirements imposed upon them by the 1933 Act and the CE Act, the SEC Regulations and the CFTC Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

Correspondent Selling Agent Agreement


          (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of the Managing Owner, to amend or supplement the Prospectus (i) to make the Prospectus not materially misleading in the light of the circumstances existing at the time it is delivered to a subscriber, or (ii) to conform with applicable CFTC and SEC Regulations, the Managing Owner shall forthwith prepare and furnish to the Selling Agent, for delivery to the Correspondent Selling Agent, at the expense of the Managing Owner, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so as to effect the necessary changes.

          (f) The Managing Owner will deliver to the Correspondent Selling
     Agent: (i) copies of all "Blue Sky" and other state securities law clearances obtained by the Trust; and (ii) copies of all monthly and annual reports, and of any other communications, sent to the Unitholders.

          Section 6. Payment of Expenses and Fees. The Managing Owner will pay all expenses incident to the performance of the obligations of the Managing Owner and the Trust hereunder, including: (i) the printing and delivery to the Selling Agent, for delivery to the Correspondent Selling Agent, in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of any supplemental sales materials; (ii) the reproduction of this Agreement and the printing and filing of the Registration Statement and the Prospectus (and, in certain cases, the exhibits thereto) with the SEC, CFTC and NFA; (iii) the filing fees payable to the SEC and the NASD; (iv) the qualification of the Units under the securities or "Blue Sky" laws in the various jurisdictions, including filing fees and the fees and disbursements of the Managing Owner's counsel incurred in connection therewith; and (v) the services of Sidley Austin Brown & Wood LLP and accountants for the Managing Owner and the Trust.

          The Managing Owner, the Selling Agent and the Correspondent Selling Agent are each aware of the limitations imposed by NASD Conduct Rule 2810 on the aggregate compensation which may be received by the selling agents in connection with the offering and sale of the Units. Neither the Selling Agent nor the Correspondent Selling Agent will in any event accept any payments from the Managing Owner which, when added to the selling commissions (not including ongoing compensation) which the Selling Agent will receive on each sale of a Unit by the Correspondent Selling Agent, would exceed 10% of the gross proceeds of the Units sold to the public by the Correspondent Selling Agent.

          Section 7. Conditions of Closing. The sale of the Units and the release of subscription funds from the escrow account are subject to (i) the accuracy of the representations and warranties of the parties to the Selling Agreement, to the performance by such parties of their respective obligations thereunder and the satisfaction of each of the conditions to the sale of the Units set forth therein, and (ii) the accuracy of the representations and warranties of the parties hereto and to the performance by such parties of their respective obligations hereunder.

          If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled prior to a Closing Time, this Agreement and all obligations hereunder may be canceled by any party hereto by notifying the other parties

Correspondent Selling Agent Agreement


hereto of such cancellation in writing or by telegram at any time at or prior to such Closing Time, and any such cancellation or termination shall be without liability of any party to any other party other than in respect of Units already sold and except as otherwise provided in Sections 6 and 8 of this Agreement.

          Section 8. Indemnification, Contribution and Exculpation. The Managing Owner agrees to indemnify and hold harmless the Selling Agent and the Correspondent Selling Agent and each person, if any, who controls the Selling Agent and the Correspondent Selling Agent within the meaning of Section 15 of the 1933 Act, as follows:

          (a) against any and all loss, liability, claim, damage and expense whatsoever arising from any breach of any representation or warranty of the Managing Owner set forth herein or from any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or in the Promotional Material or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such breach, untrue statement or omission or any such alleged untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the Managing Owner); and

          (c) against any and all expense whatsoever (including the fees and disbursements of counsel, but only of one counsel for the Selling Agent and one for all correspondent selling agents) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such material breach, untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) or (b) above.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to the Selling Agent or the Correspondent Selling Agent (or a controlling person of the Correspondent Selling Agent) in respect of any loss, liability, claim, damage or expense referred to herein, then the Managing Owner shall, in lieu of indemnifying the Selling Agent or the Correspondent Selling Agent (or a controlling person) contribute to the amount paid or payable by the Selling Agent or the Correspondent Selling Agent (or a controlling person) as a result of such loss, liability, claim, damage or expense,
     (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Managing Owner on the one hand and by the Selling

Correspondent Selling Agent Agreement


     Agent and the Correspondent Selling Agent on the other from the offering of the Units by the Correspondent Selling Agent or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Managing Owner on the one hand and the Selling Agent and the Correspondent Selling Agent on the other with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Managing Owner on the one hand or the Selling Agent and the Correspondent Selling Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by the Selling Agent and the Correspondent Selling Agent as a result of the loss, liability, claim, damage or expense referred to above in this Section 8(d), shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such otherwise indemnified party (provided that only the legal costs of one counsel for the Selling Agent and one for all correspondent selling agents shall be included) in connection with investigating or defending any such action or claim.

          In no case shall the Managing Owner be liable under this indemnity and contribution agreement with respect to any claim unless the Managing Owner shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Managing Owner shall not relieve the Managing Owner from any liability which it may have otherwise than on account of this indemnity and contribution agreement. The Managing Owner shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party (or parties entitled to contribution hereunder) or parties, defendant or defendants therein.

          The Managing Owner agrees to notify the Selling Agent within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any person who controls the Managing Owner within the meaning of Section 15 of the 1933 Act.

          Section 9. Consent. The Correspondent Selling Agent agrees and consents (the "Consent") to look solely to each Series that is being offered pursuant to this Agreement (the "Contracting Series") and the assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of interests in a Series. In furtherance of the Consent, the Correspondent Selling Agent agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of

Correspondent Selling Agent Agreement


any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

          (a) Subordination of certain claims and rights. (1) except as set forth below, the Claims, if any, of the Correspondent Selling Agent (the "Subordinated Claims") shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Claims of the Correspondent Selling Agent (if any) against the Contracting Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that the valid Claims of the Correspondent Selling Agent, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Correspondent Selling Agent will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

          (b) The Claims of the Correspondent Selling Agent with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

          (c) If the Claims of the Correspondent Selling Agent against the Contracting Series or the Trust are secured in whole or in part, the Correspondent Selling Agent hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

          (d) In furtherance of the foregoing, if and to the extent that the Correspondent Selling Agent receives monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Correspondent Selling Agent shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

          (e) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

Correspondent Selling Agent Agreement


          Section 10. Status of Parties. In marketing Units pursuant to this Agreement for the Trust, the Selling Agent and the Correspondent Selling Agent are acting solely as agents for the Trust, and not as principals. The Correspondent Selling Agent will use its best efforts to assist the Trust in obtaining performance by each purchaser solicited by the Correspondent Selling Agent whose offer to purchase Units from the Trust has been accepted on behalf of the Trust, but neither the Selling Agent nor the Correspondent Selling Agent shall have any liability to the Trust in the event that Subscription Agreements and Powers of Attorney are improperly completed or any such purchase is not consummated for any reason. Except as specifically provided herein, neither the Selling Agent nor the Correspondent Selling Agent shall in any respect be deemed to be an agent of the Trust.

          Section 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the Correspondent Selling Agent, the Managing Owner, the Trust, or any person who controls any of the foregoing, and shall survive the Closing Times.

          Section 12. Termination. The Selling Agent and the Correspondent Selling Agent shall each have the right to terminate this Agreement at any time after the end of the Initial Offering Period upon fifteen (15) days' prior written notice of such termination to the Managing Owner. The Managing Owner and the Trust may terminate this Agreement at any time upon fifteen (15) days' prior written notice to the Selling Agent.

          Section 13. Survival. Irrespective of the expiration and termination of this Agreement, Sections 2, 5 and 8 hereof shall survive and all applicable provisions of this Agreement with respect to outstanding Units.

          Section 14. Notices and Authority to Act. All communications hereunder shall be in writing and, if sent to the Managing Owner or the Trust, shall be mailed, delivered or telecopied and confirmed to the Managing Owner at: Preferred Investment Solutions Corp., Two American Lane, P.O. Box 5150, Greenwich, Connecticut 06831-8150, Attn: General Counsel; and Mr. Michael Schmidtberger, Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019. If sent to the Correspondent Selling Agent, shall be mailed, delivered or telecopied and confirmed to it at ________________, Attention:
___________________, with copies to _______________, Attention:
__________________. Notices shall be effective when actually received.

          Section 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Correspondent Selling Agent, the Trust, the Managing Owner and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or an assignee solely on the basis of such purchase.

Correspondent Selling Agent Agreement


          Section 16. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 17. Consent to Jurisdiction. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, and State of New York. Accordingly, the parties hereto consent and submit to the jurisdiction of the federal and state courts and applicable arbitral body located within the County of New York, and State of New York. The parties further agree that any such action or proceeding brought by any party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate, before any applicable arbitral body, located within the County of New York, and State of New York.

          The Managing Owner and the Trust each agree that, at the request of the Selling Agent, they will submit any action or proceeding referred to in this Section 15 to NFA arbitration in the County of New York and State of New York, and agree to execute and deliver to the Selling Agent its standard form of arbitration agreement, as required by NFA regulations.

          Section 18. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and both of which together shall be deemed one and the same instrument.

          Section 19. Series Disclaimer and Acknowledgment. The parties hereto acknowledge and agree that the Trust is organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the Trustee of the Trust. There may be several series of the Trust created pursuant to the Declaration of Trust and Trust Agreement of the Trust.

Correspondent Selling Agent Agreement


          If the foregoing is in accordance with each party's understanding of their agreement, each party is requested to sign and return to the Managing Owner and the Trust a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms.

                                    Very truly yours,

                                    WORLD MONITOR TRUST III

                                    By:   PREFERRED INVESTMENT SOLUTIONS CORP.,
                                          its sole Managing Owner


                                          By:_______________________________
                                               Name:
                                               Title:

                                    PREFERRED INVESTMENT SOLUTIONS CORP.

                                    By:________________________________
                                        Name:
                                        Title:

                                    KENMAR SECURITIES INC.

                                    By:_________________________________
                                        Name:
                                        Title:


Confirmed and accepted as of
the date first above written:

[CORRESPONDENT SELLING AGENT]

By:
   -------------------------------------
    Name:
         -------------------------------
    Title:
          ------------------------------